Exhibit 10.56

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of October 12, 2026, by and between LA JOLLA EASTGATE LLC, a Delaware limited liability company, hereafter called “Landlord,” and AMBROS THERAPEUTICS, INC., a Delaware corporation, hereafter called “Tenant.”

RECITALS

A.          Landlord and Tenant are parties to that certain lease dated July 28, 2026 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 4,621 rentable square feet known as Suite 100 (the “Premises”) in the building located at 4435 Eastgate Mall, San Diego, California (the “Building”).

B.          Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	AMENDMENT. Effective as of the date hereof, Landlord and Tenant agree that the Lease will be amended in accordance with the following terms and conditions:

A
Existing Patio Furniture. Certain items of furniture described on the attached Exhibit G-1 (the “Existing Patio Furniture”) are currently located on the patio adjacent to the Premises, as more fully described in Section 3 of Exhibit G to the Lease (the “Patio”). Tenant may use the Existing Patio Furniture on the Patio of the Premises during the Term in accordance with the provisions of this Section I.A. Landlord makes no representations regarding the condition of the Existing Patio Furniture, and Tenant acknowledges that it has inspected the Existing Patio Furniture and all items are in good condition. Subject to the following sentence, Tenant is obligated to maintain the Existing Patio Furniture during its occupancy of the Premises in the same condition as when received, reasonable wear and tear excepted. Tenant is prohibited from making any repairs to the Existing Patio Furniture, moving the Existing Patio Furniture, or otherwise engaging in activities that would void any applicable furniture warranty. If repairs are necessary, Tenant must provide prompt notice to Landlord of the same, and engage a Landlord-approved contractor or vendor to make the repairs. If Tenant wishes to relocate any of the Existing Patio Furniture, Tenant must engage a Landlord-approved contractor or vendor to relocate the applicable Existing Patio Furniture to ensure compliance with furniture warranties and the like. The Existing Patio Furniture will remain on the Patio of the Premises upon the expiration or earlier termination of this Lease.

II.	GENERAL.

A	Effect of Amendments. The Lease remains in full force and effect except to the extent that it is modified by this Amendment.

B	Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant.

C
Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is deemed to be an original; all, however, will constitute but one and the same amendment. The parties expressly agree that one or each of the parties may execute and deliver this Amendment electronically using a certificate-based electronic signature and delivery software service approved and initiated by Landlord that provides an audit trail and method for authenticating signers (the “Approved Service”). The Approved Service will have the same legal effect as a handwritten signature and will be admissible evidence of the parties' mutual intent to be legally bound by this Amendment. The parties declare that they have received all of the information required to be fully aware of the certificate-based electronic signature software process and each party hereby waives any claim which it may have against the enforceability of this Amendment based on the use of the Approved Service.

D
Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease will have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E
Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F	Attorney’ Fees. The provisions of the Lease respecting payment of attorneys’ fees also apply to this Amendment.

G
Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord will not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

LA JOLLA EASTGATE LLC,		AMBROS THERAPEUTICS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/Scott Diggs	By:	/s/Cris Calsada
	Scott Diggs		Cris Calsada
	Regional Vice President, Leasing		CFO
Office Properties

By:	/s/Christopher Gash
Christopher Gash
Regional Vice President, Operations
Office Properties

EXHIBIT G-1

EXISTING PATIO FURNITURE